UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

CH ENERGY GROUP, INC.

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

(Exact name of Registrants as specified in its charter)

Commission	Registrant, State of Incorporation	IRS Employer
File Number	Address and Telephone Number	Identification No.

0-30512	CH Energy Group, Inc.	14-1804460
(Incorporated in New York)
284 South Avenue
Poughkeepsie, NY 12601-4839
(845) 452-2000

1-3268	Central Hudson Gas & Electric Corporation	14-0555980
(Incorporated in New York)
284 South Avenue
Poughkeepsie, NY 12601-4839
(845) 452-2000

Not applicable

(Former name and former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On February 4, 2009, CH Energy Group, Inc. (“Energy Group”) and its wholly-owned subsidiary, Central Hudson Enterprises Corporation (“CHEC”), entered into Amendment No. 1 to Credit Agreement, effective as of February 5, 2009 (“Amendment No. 1”), which amended the Amended and Restated Credit Agreement, dated as of February 21, 2008, among Energy Group, CHEC, JPMorgan Chase Bank, N.A., Bank of America, N.A., HSBC Bank USA, and Key Bank National Association (the “Energy Group Credit Agreement”) to change certain notice requirements under the Energy Group Credit Agreement. A copy of Amendment No. 1 is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

On February 4, 2009, Central Hudson Gas & Electric Corporation, a wholly-owned subsidiary of Energy Group (“Central Hudson”), entered into a Second Amendment with Respect to Amended and Restated Credit Agreement, dated January 27, 2009 (the “Second Amendment”), which amended the Amended and Restated Credit Agreement, effective January 2, 2007, among Central Hudson, the lenders party thereto and JPMorgan Chase Bank, N.A. to remove a representation and warranty by Central Hudson with respect to accumulated benefit obligations under employee benefit pension plans. A copy of the Second Amendment is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d)  Exhibits. The following are filed as exhibits to this Form 8-K pursuant to Item 6.01 of
Regulation S-K:

10.1 Amendment No. 1 to Credit Agreement, dated as of February 4, 2009.

10.2 Second Amendment with Respect to Amended and Restated Credit Agreement, dated January 27, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrants have duly caused this report to be signed on their behalf by the undersigned, thereunto duly authorized.

CH ENERGY GROUP, INC.

Date: February 6, 2009	By:	/s/ Kimberly J. Wright Name: Kimberly J. Wright Title: Vice President-Accounting and Controller

CENTRAL HUDSON GAS & ELECTRIC CORPORATION

By:	/s/ Kimberly J. Wright Name: Kimberly J. Wright Title: Controller

EXHIBIT INDEX

Exhibit No.	Exhibit

10.1	Amendment No. 1 to Credit Agreement, dated as of February 4, 2009

10.2	Second Amendment with Respect to Amended and Restated Credit Agreement, dated January 27, 2009